UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2013, 1st United Bancorp, Inc., a Florida corporation (the “Registrant”), announced the execution of a Plan of Merger and Merger Agreement (the “Merger Agreement”), dated March 22, 2013, by and among the Registrant, 1st United Bank, a Florida-chartered commercial bank and the Registrant’s wholly owned subsidiary (“1st United Bank”), Enterprise Bancorp, Inc. (“EBI”) and Enterprise Bank of Florida, a Florida-chartered commercial bank (“Enterprise Bank”). Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), the Registrant will acquire EBI through the merger of EBI with and into a wholly-owned subsidiary of the Registrant and 1st United Bank will acquire Enterprise Bank through the merger of Enterprise Bank with and into 1st United Bank (collectively, the “Merger”).

Pursuant to the terms of the Merger Agreement, each share of EBI common stock issued and outstanding at the Effective Time of the Merger will be converted into the right to receive consideration based on EBI’s total consolidated assets and the EBI Tangible Book Value (as defined in the Merger Agreement) as of the end of the month immediately preceding the Effective Time (the “Valuation Date”). Each holder (other than Warren B. Mosler, the majority shareholder of EBI, and his affiliates) of a share of EBI common stock shall be entitled to a cash payment from the Registrant equal to the per share cash consideration (less their per share pro rata portion of the $400,000 holdback described below).  The consideration payable for each share of EBI common stock beneficially owned by Mr. Mosler and his affiliates issued and outstanding at the Effective Time of the Merger will be first satisfied by the transfer to them of noncash assets of Enterprise Bank, as described below. As of March 22, 2013, the Registrant expects the total consideration for the Merger to be approximately $45 million, payable as follows: $6 million in cash, $24 million consisting of all Enterprise Bank nonperforming assets and certain other classified Enterprise Bank loans, and $15 million in impaired and below investment grade investments of Enterprise Bank. Additionally, the total consideration payable to EBI shareholders in connection with the Merger may be subject to a holdback amount of up to $400,000 to defray all damages and related expenses incurred to defend or settle certain litigation.

EBI has agreed not to solicit proposals from any other person or entity relating to alternative business combination transactions or enter into discussions or negotiations with any other person or entity in connection with any proposals for alternative business combination transactions. The Registrant may terminate the Merger Agreement if EBI breaches such covenant. If the Registrant terminates the Agreement for this reason and EBI subsequently enters into an acquisition transaction with such other person or entity, EBI has agreed to pay the Registrant a termination fee in the amount of $1,775,000. The Merger Agreement provides certain other termination rights for both the Registrant and EBI.

The Merger Agreement contains representations, warranties, and covenants of the Registrant and EBI, including, among others, a covenant that requires (i) EBI to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, and (ii) EBI not to engage in certain kinds of transactions during such period without the prior written consent of the Registrant.

The Merger Agreement has been approved by the boards of directors of the Registrant, 1st United Bank, EBI and Enterprise Bank. The Merger Agreement requires the Registrant and EBI to use their reasonable best efforts to close the Merger on or before November 30, 2013. The Merger also is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of EBI, (ii) receipt of regulatory approvals, and (iii) the absence of any litigation which might reasonably be expected to materially and adversely affect the Merger or materially and adversely affect the business of EBI or Enterprise Bank. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other parties and compliance of the other parties with their respective covenants in all material respects.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant, EBI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s, 1st United Bank’s or Enterprise Bank’s respective public disclosures.

In connection with the execution of the Merger Agreement, each director of EBI entered into a Voting Agreement with the Registrant (the “Voting Agreement”), pursuant to which each such person agreed, among other things, to vote his or her shares of EBI in favor of the Merger Agreement at a meeting of shareholders of EBI to be called to consider and approve the Merger Agreement. In addition, each non-employee director of EBI that has been a director of EBI for greater than six months will execute a one-year non-competition and non-solicitation agreement. In consideration of the foregoing, at the effective time of the Merger, the Registrant will grant each such director options to purchase 5,000 shares of the Registrant’s common stock with an exercise price per share equal to the closing price of the Registrant’s common stock on the Nasdaq on the closing date of the Merger (the “Closing Date”). Such options will cliff vest on the one-year anniversary of the Closing Date and shall be exercisable until the five-year anniversary of the Closing Date.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On March 22, 2013, the Registrant issued a press release announcing the Merger Agreement and the transaction contemplated thereby. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Any non-historical statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Registrant’s (or “our”, “us”, “we”) future results to differ materially. The following factors, among others, could cause our actual results to differ: the satisfaction of closing conditions for the Merger, including receipt of regulatory approvals for the Merger; receipt of approval by the shareholders of EBI for the Merger, and the possibility that the Merger will not be completed, or if completed, will not be completed on a timely basis; the accuracy of our estimates of financial impact of the Merger; disruption to the parties’ businesses as a result of the announcement and pendency of the Merger; our need and our ability to incur additional debt or equity financing; our ability to comply with the terms of our loss sharing agreements with the FDIC; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision; the effects of harsh weather conditions, including hurricanes, and man-made disasters; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the frequency and magnitude of foreclosure of our loans; legislative and regulatory changes, including the Dodd-Frank Act; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; changes in securities and real estate markets; increased competition and its effect on pricing, including the impact on our noninterest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; changes in monetary and fiscal policies of the U.S. Government; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; anti-takeover provisions under federal and state law as well our Articles of Incorporation and our Bylaws; and our ability to manage the risks involved in the foregoing. In addition, if and when the Merger is consummated, there will be risks and uncertainties related to the Registrant’s ability to successfully integrate the business and employees of EBI and Enterprise Bank, including the failure to achieve expected gains, revenue growth, and/or expense savings. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov) or on request from the Registrant. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this Form 8-K speak only as of the date of the press release, and neither the Registrant nor EBI assumes any obligation to update forward-looking statements or the reasons why actual results could differ.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Plan of Merger and Merger Agreement, dated March, 22, 2013, by and among the Registrant, 1st United Bank, EBI and Enterprise Bank.

99.1	Press Release, dated March 22, 2013, announcing the merger of the Registrant and EBI and 1st United Bank and Enterprise Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	March 25, 2013	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Plan of Merger and Merger Agreement, dated March, 22, 2013, by and among the Registrant, 1st United Bank, EBI and Enterprise Bank.

99.1	Press Release, dated March 22, 2013, announcing the merger of the Registrant and EBI and 1st United Bank and Enterprise Bank.